Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: June 20, 2018	Principal Amount: $4,750,000
Purchase Price: $4,750,000

SENIOR SECURED
CONVERTIBLE PROMISSORY NOTE
DUE JUNE 20, 2019

THIS SENIOR SECURED CONVERTIBLE PROMISSORY NOTE is one of a series of duly authorized and validly issued Senior Secured Convertible Promissory Notes of New Age Beverages Corporation, a Washington corporation (the “Company”), having its principal place of business at 1700 E. 68th Avenue, Denver, Colorado 80229, designated as its Senior Secured Convertible Promissory Note due June 20, 2019 (this “Note”, or collectively with the other Notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to Dominion Capital LLC or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $4,750,000 on June 20, 2019 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. All payments due under this Note shall rank pari passu with all other Notes. Following the full conversion or redemption of the Series B Notes (as defined in the Purchase Agreement) on or prior to the fifteenth (15) Trading Day immediately following the Closing Date, the Notes shall be senior to all indebtedness for borrowed money of any kind (including all Indebtedness (as defined in the Purchase Agreement)) of the Company and its Subsidiaries (other than Permitted Indebtedness), including, without limitation any guarantee, on or with respect to any of their respective properties or assets owned or hereafter acquired or any interest therein or any income or profits therefrom.

This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below) and (b) the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 5(f).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X for purposes of this definition) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Buy-In” shall have the meaning set forth in Section 4(b)(v).

“Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of at least 50.1% of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or any subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant, unit, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Optional Redemption” shall have the meaning set forth in Section 7(a).

“Company Optional Redemption Amount” means, with respect to an Company Optional Redemption pursuant to Section 7(a) and (b) herein, the sum of: (a) (i) 105% of the principal amount of this Note that is subject to such Company Optional Redemption, if the applicable Company Optional Redemption Date for such Company Optional Redemption occurs on or prior to the date that is the 120th calendar day immediately following the Original Issue Date, (ii) 108% of the principal amount of this Note that is subject to such Company Optional Redemption, if the applicable Company Optional Redemption Date for such Company Optional Redemption occurs on or after the date that is the 121st calendar day immediately following the Original Issue Date and prior to the date that is the 151st calendar day immediately following the Original Issue Date, (iii) 112% of the principal amount of this Note that is subject to such Company Optional Redemption, if the applicable Company Optional Redemption Date for such Company Optional Redemption occurs on or after the date that is the 151st calendar day immediately following the Original Issue Date and prior to the date that is the 181st calendar day immediately following the Original Issue Date, or (iv) 116% of the principal amount of this Note that is subject to such Company Optional Redemption, if the applicable Company Optional Redemption Date for such Company Optional Redemption occurs on or after the date that is the 181st calendar day immediately following the Original Issue Date, (b) 100% of the accrued and unpaid interest on the principal amount of this Note that is subject to such Company Optional Redemption and all Late Fees (if any) due hereunder with respect thereto, (c) 100% of the Make-Whole Amount payable in respect of the principal amount of this Note that is subject to such Company Optional Redemption (as applicable), and (d) all liquidated damages, costs of collection and other amounts payable in respect of this Note as of the applicable Company Optional Redemption Date for such Company Optional Redemption.

“Company Optional Redemption Date” shall have the meaning set forth in Section 7(a).

“Company Optional Redemption Notice” shall have the meaning set forth in Section 7(a).

“Company Optional Redemption Notice Date” shall have the meaning set forth in Section 7(a).

“Conversion” means any conversion of any Conversion Amount under this Note into shares of Common Stock pursuant to Section 4 herein.

“Conversion Amount” means, with respect to a Conversion pursuant to Section 4 herein, the sum of: (a) (i) 105% of the principal amount of this Note to be converted in such Conversion, if the applicable Conversion Date for such Conversion occurs on or prior to the date that is the 120th calendar day immediately following the Original Issue Date, (ii) 108% of the principal amount of this Note to be converted in such Conversion, if the applicable Conversion Date for such Conversion occurs on or after the date that is the 121st calendar day immediately following the Original Issue Date and prior to the date that is the 151st calendar day immediately following the Original Issue Date, (iii) 112% of the principal amount of this Note to be converted in such Conversion, if the applicable Conversion Date for such Conversion occurs on or after the date that is the 151st calendar day immediately following the Original Issue Date and prior to the date that is the 181st calendar day immediately following the Original Issue Date, or (iv) 116% of the principal amount of this Note to be converted in such Conversion, if the applicable Conversion Date for such Conversion occurs on or after the date that is the 181st calendar day immediately following the Original Issue Date, (b) 100% of the accrued and unpaid interest on the principal amount of this Note to be converted in such Conversion and all Late Fees (if any) due hereunder with respect thereto, (c) 100% of the Make-Whole Amount payable in respect of the principal amount of this Note to be converted in such Conversion (as applicable), and (d) all liquidated damages, costs of collection and other amounts payable in respect of this Note as of the applicable Conversion Date for such Conversion.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon Conversion of this Note pursuant to Section 4 hereof in accordance with the terms of this Note.

“DTC” means the Depository Trust Company.

“Equity Conditions” means: (i) on each day during the period beginning twenty (20) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), all of the Conversion Shares issuable upon conversion of all the Notes (assuming for purposes hereof that the Notes are convertible at the applicable Conversion Price, and disregarding any limitation on conversion of the Notes) shall be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is listed or designated for quotation (as applicable) on a Trading Market and shall not have been suspended from trading on an Trading Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Trading Market have been threatened (with a reasonable prospect of delisting occurring) or pending either (A) in writing by such Trading Market or (B) by falling below the minimum listing maintenance requirements of the Trading Market on which the Common Stock is then listed or designated for quotation (as applicable); (iii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section 4 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(d) hereof; (v) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Trading Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause any Conversion Shares to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws; (viii) the Holder shall not be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (ix) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any provision, covenant, representation or warranty of any Transaction Document; and (x) on each day during the Equity Conditions Measuring Period, there shall not have occurred an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default.

“Equity Conditions Failure” means that on any day during the period commencing ten (10) Trading Days prior to the applicable Company Optional Redemption Notice Date through the applicable Company Optional Redemption Date, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

“Event of Default” shall have the meaning set forth in Section 6(a).

“Event of Default Notice” shall have the meaning set forth in Section 6(b).

“Event of Default Notice Date” shall have the meaning set forth in Section 6(b).

“Event of Default Redemption” shall have the meaning set forth in Section 6(b).

“Event of Default Redemption Amount” means, with respect to an Event of Default Redemption pursuant to Section 6(b) herein, the sum of: (a) (i) 105% of the principal amount of this Note that is subject to such Event of Default Redemption, if the applicable Event of Default Redemption Date for such Event of Default Redemption occurs on or prior to the date that is the 120th calendar day immediately following the Original Issue Date, (ii) 108% of the principal amount of this Note that is subject to such Event of Default Redemption, if the applicable Event of Default Redemption Date for such Event of Default Redemption occurs on or after the date that is the 121st calendar day immediately following the Original Issue Date and prior to the date that is the 151st calendar day immediately following the Original Issue Date, (iii) 112% of the principal amount of this Note that is subject to such Event of Default Redemption, if the applicable Event of Default Redemption Date for such Event of Default Redemption occurs on or after the date that is the 151st calendar day immediately following the Original Issue Date and prior to the date that is the 181st calendar day immediately following the Original Issue Date, or (iv) 116% of the principal amount of this Note that is subject to such Event of Default Redemption, if the applicable Event of Default Redemption Date for such Event of Default Redemption occurs on or after the date that is the 181st calendar day immediately following the Original Issue Date, (b) 100% of the accrued and unpaid interest on the principal amount of this Note that is subject to such Event of Default Redemption and all Late Fees (if any) due hereunder with respect thereto, (c) 100% of the Make-Whole Amount payable in respect of the principal amount of this Note that is subject to such Event of Default Redemption (as applicable), and (d) all liquidated damages, costs of collection and other amounts payable in respect of this Note as of the applicable Event of Default Redemption Date for such Event of Default Redemption.

“Event of Default Redemption Date” shall have the meaning set forth in Section 6(b).

“Event of Default Redemption Notice” shall have the meaning set forth in Section 6(b).

“Event of Default Redemption Notice Date” shall have the meaning set forth in Section 6(b).

“Event of Default Redemption Price” means, with respect to any portion of this Note subject to redemption pursuant to an Event of Default Redemption under Section 6(b) herein, a price equal to the product of (i) the applicable Event of Default Redemption Amount subject to such Event of Default Redemption, multiplied by (ii) 110%.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of the Securities (as defined in the Purchase Agreement) by the Company pursuant to the terms and conditions of the Purchase Agreement and upon conversion of the Notes in accordance with the terms of the Notes, as applicable.

“Fixed Conversion Price” shall have the meaning set forth in Section 4(b).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Holder Optional Redemption” shall have the meaning set forth in Section 7(e).

“Holder Optional Redemption Amount” means, with respect to a Holder Optional Redemption pursuant to Section 7(e) and (f) herein, the sum of: (a) (i) 105% of the principal amount of this Note that is subject to such Holder Optional Redemption, if the applicable Holder Optional Redemption Date for such Holder Optional Redemption occurs on or prior to the date that is the 120th calendar day immediately following the Original Issue Date, (ii) 108% of the principal amount of this Note that is subject to such Holder Optional Redemption, if the applicable Holder Optional Redemption Date for such Holder Optional Redemption occurs on or after the date that is the 121st calendar day immediately following the Original Issue Date and prior to the date that is the 151st calendar day immediately following the Original Issue Date, (iii) 112% of the principal amount of this Note that is subject to such Holder Optional Redemption, if the applicable Holder Optional Redemption Date for such Holder Optional Redemption occurs on or after the date that is the 151st calendar day immediately following the Original Issue Date and prior to the date that is the 181st calendar day immediately following the Original Issue Date, or (iv) 116% of the principal amount of this Note that is subject to such Holder Optional Redemption, if the applicable Holder Optional Redemption Date for such Holder Optional Redemption occurs on or after the date that is the 181st calendar day immediately following the Original Issue Date, (b) 100% of the accrued and unpaid interest on the principal amount of this Note that is subject to such Holder Optional Redemption and all Late Fees (if any) due hereunder with respect thereto, (c) 100% of the Make-Whole Amount payable in respect of the principal amount of this Note that is subject to such Holder Optional Redemption (as applicable), and (d) all liquidated damages, costs of collection and other amounts payable in respect of this Note as of the applicable Holder Optional Redemption Date for such Holder Optional Redemption.

“Holder Optional Redemption Date” shall have the meaning set forth in Section 7(e).

“Holder Optional Redemption Notice” shall have the meaning set forth in Section 7(e).

“Holder Optional Redemption Notice Date” shall have the meaning set forth in Section 7(e).

“Holder Optional Redemption Trigger Date” shall have the meaning set forth in Section 7(e).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(c).

“Make-Whole Amount” shall have the meaning set forth in Section 2(a).

“Make-Whole Trigger Date” shall have the meaning set forth in Section 2(a).

“Mandatory Redemption” shall have the meaning set forth in Section 7(c).

“Mandatory Redemption Amount” means, with respect to a Mandatory Redemption pursuant to Section 7(c) and (d) herein, the sum of: (a) (i) 105% of the principal amount of this Note that is subject to such Mandatory Redemption, if the applicable Mandatory Redemption Date for such Mandatory Redemption occurs on or prior to the date that is the 120th calendar day immediately following the Original Issue Date, (ii) 108% of the principal amount of this Note that is subject to such Mandatory Redemption, if the applicable Mandatory Redemption Date for such Mandatory Redemption occurs on or after the date that is the 121st calendar day immediately following the Original Issue Date and prior to the date that is the 151st calendar day immediately following the Original Issue Date, (iii) 112% of the principal amount of this Note that is subject to such Mandatory Redemption, if the applicable Mandatory Redemption Date for such Mandatory Redemption occurs on or after the date that is the 151st calendar day immediately following the Original Issue Date and prior to the date that is the 181st calendar day immediately following the Original Issue Date, or (iv) 116% of the principal amount of this Note that is subject to such Mandatory Redemption, if the applicable Mandatory Redemption Date for such Mandatory Redemption occurs on or after the date that is the 181st calendar day immediately following the Original Issue Date, (b) 100% of the accrued and unpaid interest on the principal amount of this Note that is subject to such Mandatory Redemption and all Late Fees (if any) due hereunder with respect thereto, (c) 100% of the Make-Whole Amount payable in respect of the principal amount of this Note that is subject to such Mandatory Redemption (as applicable), and (d) all liquidated damages, costs of collection and other amounts payable in respect of this Note as of the applicable Mandatory Redemption Date for such Mandatory Redemption.

“Mandatory Redemption Date” shall have the meaning set forth in Section 7(c).

“Mandatory Redemption Notice” shall have the meaning set forth in Section 7(c).

“Maturity Date” shall mean June 20, 2019; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Trading Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Fundamental Transaction Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 4 hereof, and the Conversion Amount would be limited pursuant to Section 4(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

“New York Courts” shall have the meaning set forth in Section 8(d).

“Note Register” shall have the meaning set forth in Section 2(b).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Qualified Subsequent Financing” means a Subsequent Financing resulting in cash Qualified Subsequent Financing Net Proceeds (excluding any amounts paid or payable for any shares upon the exercise or conversion of any Common Stock Equivalents issued in such Qualified Subsequent Financing) to the Company in an amount equal to or greater than the minimum amount of cash necessary for the Company to effect a Mandatory Redemption of all, but not less than all, of the entire aggregate then outstanding principal amount of the Notes, plus accrued but unpaid interest thereon, Make-Whole Amount, Late Fees, liquidated damages and other amounts owing in respect thereof through the Mandatory Redemption Date under the Notes and the other Transaction Documents, at a cash redemption price equal to the Mandatory Redemption Amount on the Mandatory Redemption Date, such that all of the Notes may be so redeemed in full by the Company in accordance with their terms, including, without limitation, payment in full of the Mandatory Redemption Amount to the holders of the Notes.

“Qualified Subsequent Financing Net Proceeds” means, with respect to any Qualified Subsequent Financing, an amount equal to the difference of (A) the aggregate gross cash proceeds to the Company from such Qualified Subsequent Financing, (i) prior to deducting any underwriting discounts or commissions, any placement agent or other fees and commissions, and any other offering fees or expenses payable by the Company in connection with such Qualified Subsequent Financing and (ii) excluding any amounts paid or payable for any shares of Common Stock that may be acquired pursuant to the exercise or conversion of any Common Stock Equivalents sold to the investors in such Qualified Subsequent Financing, minus (B) all underwriting discounts and commissions, all placement agent and other fees and commissions, and all other offering fees or expenses payable by the Company in connection with such Qualified Subsequent Financing, including, without limitation, all direct out-of-pocket actual and estimated professional fees, disbursements and other costs or expenses incurred by the Company in connection with such Qualified Subsequent Financing.

“Permitted Indebtedness” means the indebtedness evidenced by the Notes.

”Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, and (c) Liens incurred in connection with Permitted Indebtedness.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” shall have the meaning set forth in Section 7(c).

“Purchase Agreement” means that certain Securities Purchase Agreement, dated June 20, 2018 between the Company and the Holder.

“Registration Rights Agreement” means that certain Registration Rights Agreement between the Company and the Holder, dated June 20, 2018.

“Required Minimum” means, as of any date, the maximum aggregate number of Conversion Shares issuable upon Conversion in full of this Note, ignoring any Conversion limits set forth in Section 4(d), and assuming that the Fixed Conversion Price is at all times on and after the date of determination 100% of the Fixed Conversion Price on the Trading Day immediately prior to the date of determination.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Subsequent Financing” means any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1 of the Purchase Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; any level of the OTC Markets operated by OTC Markets Group, Inc. or the OTC Bulletin Board (or any successors to any of the foregoing).

Section 2. Interest.

a) Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 8% per annum, payable monthly, beginning on the first such date after the Original Issue Date, on each Conversion Date (as to that principal amount then being converted), on each Company Optional Redemption Date (as to that principal amount then being redeemed), on each Holder Optional Redemption Date (as to that principal amount then being redeemed), on each Event of Default Redemption Date (as to that principal amount then being redeemed), on each Mandatory Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash. If all or any portion of this Note remains outstanding on or after October 18, 2018 (the “Make-Whole Trigger Date”), then, with respect to any principal amount of this Note being converted or redeemed hereunder on any Conversion Date, Company Optional Redemption Date, Holder Optional Redemption Date, Event of Default Redemption Date or Mandatory Redemption Date (as applicable) that occurs on or after the Make-Whole Trigger Date and prior to the Maturity Date, and in addition to the amount of interest payable to the Holder in accordance with the immediately preceding sentence of this Section 2(a) on such Conversion Date, Company Optional Redemption Date, Holder Optional Redemption Date, Event of Default Redemption Date or Mandatory Redemption Date (as applicable), the amount of interest that would have accrued with respect to such principal amount of this Note being converted or redeemed hereunder at the applicable interest rate hereunder for the period from such applicable Conversion Date, Company Optional Redemption Date, Holder Optional Redemption Date, Event of Default Redemption Date or Mandatory Redemption Date through the earlier of (i) the date that is the six (6) month anniversary of such applicable Conversion Date, Company Optional Redemption Date, Holder Optional Redemption Date, Event of Default Redemption Date or Mandatory Redemption Date and (ii) the Maturity Date (such additional interest amount, the “Make-Whole Amount”), shall be guaranteed and shall be accelerated and payable to the Holder in connection with the conversion or redemption of this Note on such applicable Conversion Date, Company Optional Redemption Date, Holder Optional Redemption Date, Event of Default Redemption Date or Mandatory Redemption Date.

b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Note of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder and may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect Conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the Conversion Amount to be converted and the date on which such Conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect Conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, Late Fees (if any), Make-Whole Amounts (as applicable) and other amounts payable in respect of this Note, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to 100% (irrespective of any higher percentage used in calculating the Conversion Amount hereunder as set forth in the definition of “Conversion Amount”) of the principal amount of this Note to be converted in such Conversion. The Holder and the Company shall maintain a Conversion Schedule showing the principal amount(s) converted and the date of such Conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $1.89, subject to adjustment as provided in this Note (the “Fixed Conversion Price”). Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Conversion Amount. The number of Conversion Shares issuable upon a Conversion of any Conversion Amount hereunder shall be determined by the quotient obtained by dividing (x) such Conversion Amount by (y) the Fixed Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information and the Company has received an opinion of counsel to such effect, which such opinion must be acceptable to the Holder in its sole and absolute discretion (which opinion the Company shall be responsible for obtaining at its sole cost and expense) shall be free of restrictive legends and trading restrictions, representing the number of Conversion Shares being acquired upon the conversion of this Note. All certificate or certificates required to be delivered by the Company under this Section 4(c) shall be delivered electronically through the DTC or another established clearing corporation performing similar functions. If the Conversion Date is prior to the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information, or there is no registration statement in effect covering the Conversion Shares, the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request and at the sole cost and expense of the Company, shall obtain a legal opinion that is acceptable to the Holder in its sole and absolute discretion, to allow for such sales under Rule 144.

iii. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding Conversion Amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought. If the injunction is not granted, the Company shall promptly comply with all conversion obligations herein. In the absence of seeking such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed Conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, $1,000 per Trading Day for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such Conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to three hundred percent (300%) of the Required Minimum (the “Reserve Amount”) for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Fixed Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) [Reserved]

c) [Reserved]

d) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Pro Rata Distributions. While this Note is outstanding, the Company shall not declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”). In the event that the Note is repaid at the time of such Distribution, the Holder shall not be entitled to participate in such Distribution. If the Holder and the Company mutually agree, and the Note is not repaid at the time of such Distribution, then the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

f) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note). For purposes of any such conversion, the determination of the Fixed Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Fixed Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and any document ancillary hereto, in accordance with the provisions of this Section 5(f) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

g) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

h) Notice to the Holder.

i. Adjustment to Fixed Conversion Price. Whenever the Fixed Conversion Price is adjusted pursuant to any provision of Section 5(a), the Company shall promptly deliver to each Holder a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

i) Subsequent Equity Sales; Variable Rate Transactions; Other.

(1) So long as this Note remains outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, issue, enter into any agreement to issue or publicly announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (or a combination of units thereof), or recommend to its stockholders the approval or adoption thereof by such stockholders, without the prior written consent of the Holder (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder). The restrictions contained in this Section 5(i)(1) shall not apply to (i) an Exempt Issuance or (ii) a Qualified Subsequent Financing, provided that all Qualified Subsequent Financing Net Proceeds from such Qualified Subsequent Financing are utilized solely to effect a Mandatory Redemption of the Notes in accordance with Sections 7(c) and 7(d) of the Notes, until all of the Notes are so redeemed in full in accordance with their terms, including, without limitation, payment in full of the Mandatory Redemption Amount to the holders of the Notes, and are no longer outstanding.

(2) So long as this Note remains outstanding or the Holder holds any Securities (as defined in the Purchase Agreement), the Company shall not, directly or indirectly, amend, modify, waive or alter any terms or conditions of any Common Stock Equivalents outstanding as of the date of the Purchase Agreement to decrease the exercise, conversion and/or exchange price, as applicable, thereunder or otherwise increase the aggregate number of shares of Common Stock issuable in connection therewith (other than in connection with stock splits or combinations).

(3) So long as this Note remains outstanding or the Holder holds any Securities, the Company and each of its Subsidiaries shall be prohibited from effecting or entering into (or publicly announcing or recommending to its stockholders the approval or adoption thereof by such stockholders) any agreement, plan, arrangement or transaction to effect, directly or indirectly, any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, without the prior written consent of the Holder (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder). “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, an at-the-market offering (as defined in SEC Rule 415) or a similarly structured transaction, whereby the Company may issue securities at a future determined price. Notwithstanding the foregoing, the restrictions contained in this Section 5(i)(3) shall not apply to (i) an Exempt Issuance or (ii) a Qualified Subsequent Financing, provided that all Qualified Subsequent Financing Net Proceeds from such Qualified Subsequent Financing are utilized solely to effect a Mandatory Redemption of the Notes in accordance with Sections 7(c) and 7(d) of the Notes, until all of the Notes are so redeemed in full in accordance with their terms, including, without limitation, payment in full of the Mandatory Redemption Amount to the holders of the Notes, and are no longer outstanding.

(4) So long as this Note remains outstanding or the Holder holds any Securities, neither the Company nor any Subsidiary shall, directly or indirectly, effect or enter into (or publicly announce or recommend to its stockholders the approval or adoption thereof by such stockholders) any agreement, plan, arrangement or transaction structured in accordance with, based upon, or related or pursuant to Section 3(a)(9) or Section 3(a)(l0) of the Securities Act, without the prior written consent of the Holder (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder).

(5) So long as this Note remains outstanding or the Holder holds any Securities, the Company and each of its Subsidiaries shall be prohibited from, directly or indirectly, effecting or entering into (or publicly announcing or recommending to its stockholders the approval or adoption thereof by such stockholders) any agreement, plan, arrangement or transaction, including, without limitation, any Subsequent Placement, that would or would reasonably be expected to restrict, delay, conflict with or impair the ability or right of the Company to timely perform its obligations under the Purchase Agreement or the Notes, including, without limitation, the obligation of the Company to timely (i) deliver shares of Common Stock to any holder of the Notes (or a designee thereof, if applicable) in accordance with the Purchase Agreement or the Notes and/or (ii) repay in cash all outstanding principal amount of this Note, plus accrued but unpaid interest thereon, Make-Whole Amount, Late Fees, liquidated damages and other amounts outstanding under the Notes at maturity or at any other times when payments are required to be made in cash pursuant to the terms of the Notes.

(6) The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance in this Section 5(i) (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right to collect damages.

Section 6. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. the Company shall fail to pay any amount of principal, interest, Make-Whole Amount, Late Fees, liquidated damages or other amounts as and when the same shall become due and payable under any of the Notes (whether on a Conversion Date, Company Optional Redemption Date, Holder Optional Redemption Date, Event of Default Redemption Date, Mandatory Redemption Date or the Maturity Date or by acceleration or otherwise), including, without limitation, any failure to pay any redemption payments or amounts thereunder, or under any other Transaction Document (as defined in the Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay interest, Make-Whole Amount and Late Fees when and as due, in which case only if such failure is not cured within three (3) Trading Days;

ii. the Company shall fail to observe or perform any covenant, provision, or agreement contained in (A) any of the Notes that is not addressed in clause (i) above (and other than a breach by the Company of its obligations to deliver Conversion Shares to the Holder upon conversion of this Note, which breaches are addressed in clause (ix) below) or (B) the Purchase Agreement, which failure is not cured, if possible to cure, within the earlier to occur of (A) seven (7) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) fifteen (15) Trading Days after the Company has become or should have become aware of such failure;

iii. (A) the Company shall fail to observe or perform any covenant, provision, or agreement contained in, or any default or any event of default shall occur under, either of the Security Agreement (as defined in the Purchase Agreement) or the IP Security Agreement (as defined in the Purchase Agreement) (subject to any grace or cure period provided in the applicable agreement, document or instrument), (B) (1) any of the issued and outstanding Series B Notes shall not have been (X) fully converted by the holders thereof into shares of Common Stock that are issued and outstanding on or prior to the fifteenth (15th) Trading Day immediately following the Closing Date or (Y) redeemed in full in cash (all of which has been paid by the Company) and surrendered to the Company for cancellation, and cancelled by the Company on or prior to the fifteenth (15th) Trading Day immediately following the Closing Date, in each case pursuant to and in accordance with Section 4.25 of the Purchase Agreement, (2) any amount of principal, interest, late fees or any other amounts thereunder shall remain outstanding or otherwise payable by the Company under the terms of the Series B Notes or otherwise after the fifteenth (15th) Trading Day immediately following the Closing Date or (3) the Company of any of its Subsidiaries or Affiliates has any liabilities or obligations under or with respect to any such Series B Notes (including any obligation to issue and additional shares of Common Stock or Common Stock Equivalents thereunder or in respect thereof), (C) any Person (1) contests the validity or enforceability of either of the Security Agreement or the IP Security Agreement, the security interests created thereunder or the perfection or priority thereof (including, without limitation, the status of the Notes as senior first lien secured indebtedness of the Company) or (2) following the conversion or redemption of the Series B Notes on or prior to the fifteenth (15) Trading Day immediately following the Closing Date, makes any claim that such Person has a security interest senior to, or with priority over, the security interests of the Notes created under either of the Security Agreement or the IP Security Agreement or any of the other Transaction Documents, or (D) any default or event of default occurs with respect to any of the Transaction Documents, other than this Note, the Security Agreement and the IP Security Agreement, including, without limitation, any “Event of Default” (as defined in the other Notes) under the terms of the other Notes;

iv. (A) any representation or warranty made by the Company or any of its Subsidiaries in (x) any of the Notes, the Purchase Agreement, the Security Agreement, the IP Security Agreement, any of the other Notes or any of the other Transaction Documents, or any written statement pursuant hereto or thereto, (y) any other mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries is obligated covered by clause (vi) below, or (z) any other report, financial statement or certificate made or delivered to the Holder or any other holder of the Notes shall be untrue or incorrect in any material respect (except with respect to any representation or warranty qualified by materiality or material adverse effect, in which case they shall be untrue or incorrect in any respect) as of the date when made or deemed made, or (B) any false or inaccurate certification or statement made or delivered to the Holder or any other holder of the Notes by or on behalf of the Company that (x) the Equity Conditions are satisfied or that there has been no Equity Conditions Failure, (y) as to whether any Qualified Subsequent Financing has occurred or is expected to occur, or (z) as to whether any Event of Default has occurred;

v. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000 whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the suspension from trading or quotation of the Common Stock, or the failure of the Common Stock to be eligible for listing or quotation on a Trading Market for a period of five (5) consecutive Trading Days;

viii. the Company does not meet the current public information requirements under Rule 144(c) under the Securities Act, which failure is not cured, if possible to cure, within five (5) Trading Days after the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act, further provided that the Company files a Form 12b-25 for the relevant report required to meet the current public information requirements under Rule 144;

ix. the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth (5th) Trading Day after a Conversion Date pursuant to Section 4(c), or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of this Note in accordance with the terms hereof;

x. the Company shall fail to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder (or its designee) via DTC for transfer to a transferee in connection with the resale of such shares of Common Stock to a transferee following the conversion of this Note as and when required by this Note or the Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least three (3) days;

xi. the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), which failure is not cured, if possible to cure, within five (5) Trading Days after the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act, further provided that the Company files a Form 12b-25 for such report;

xii. the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $50,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

xiii. the Company shall fail to maintain the Reserve Amount and such failure is not cured within five (5) Trading Days;

xiv. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

xv. the Company shall fail to obtain all necessary approvals of the sale and issuance of the Conversion Shares, the Exit Shares (as defined in the Purchase Agreement) and the Commitment Shares consistent with the rules and regulations of the principal Trading Market prior to the Closing Date;

xvi. the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

xvii. (A) the Company shall fail to file the Initial Registration Statement or any additional Registration Statement required under the Registration Rights Agreement on or prior to the applicable Filing Date (as defined in the Registration Rights Agreement) therefor in accordance with the terms of the Registration Rights Agreement, or (B) the Company shall fail to register all of the Registrable Securities (as defined in the Registration Rights Agreement) on the Initial Registration Statement declared effective by the Commission under the Securities Act on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement;

xviii. If, from and after the Effectiveness Date, a Registration Statement (or the prospectus contained therein) registering all of the Holder’s Registrable Securities is unavailable to the Holder for the resale of all of the Holder's Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive Trading Days or for more than an aggregate of twenty (20) Trading Days in any 365-day period;

xix. any Material Adverse Effect (as defined in the Purchase Agreement) occurs; or

xx. any Change of Control occurs other than in compliance with Section 5 of the Notes and Section 4.17 of the Purchase Agreement.

b) Remedies Upon Event of Default. If an Event of Default occurs with respect to this Note, then, at the Holder’s election, all or any portion of the outstanding principal amount of this Note, plus accrued but unpaid interest thereon, Make-Whole Amount, Late Fees, liquidated damages and other amounts owing in respect thereof through the Event of Default Redemption Notice Date, shall accelerate and become immediately due and payable in cash and shall be redeemed by the Company pursuant to this Section 6(b) at the applicable Event of Default Redemption Price. Within three (3) Trading Days of the Company or any of its Subsidiaries, including any of their respective officers or directors, becoming aware of the occurrence of an Event of Default with respect to this Note, the Company shall deliver a written notice thereof by facsimile or electronic mail to all, but not less than all, of the holders of Notes (the “Event of Default Notice”). With respect to an Event of Default with respect to this Note, at any time after the earlier of (i) the date on which the Holder received an Event of Default Notice with respect to such Event of Default (the “Event of Default Notice Date”) and (ii) the date on which the Holder first became aware of such Event of Default, the Holder may require the Company to redeem, on any Trading Day during the period commencing on the date the Holder first becomes aware of such Event of Default through and including the sixtieth (60th) Trading Day after the later of (x) the Event of Default Notice Date and (y) the date such Event of Default has been cured (the “Event of Default Redemption Date”), all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice” and the date such Event of Default Redemption Notice is deemed delivered hereunder, the “Event of Default Redemption Notice Date”) to the Company, which Event of Default Redemption Notice shall state (i) the portion of this Note the Holder is electing to redeem in such Event of Default Redemption and the total Event of Default Redemption Price to be paid by the Company to the Holder in cash in such Event of Default Redemption pursuant to this Section 6(b), (ii) the Event of Default Redemption Date the Company is required to pay such Event of Default Redemption Price to the Holder in cash, and (iii) the allocation of such Event of Default Redemption Price between this Note and any other Notes held by the Holder. To the extent redemptions required by this Section 6(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6, but subject to Section 4(d), at any time prior to the date the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Event of Default Redemption Price to be paid to the Holder in an Event of Default Redemption under this Section 6(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder, at its option and in its sole discretion, into Common Stock pursuant to and in accordance with the conversion procedures set forth in Section 4 hereunder, mutatis mutandis. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the Event of Default Redemption Notice Date through the date all amounts owing thereon are due and paid in full. The portion of the Event of Default Redemption Price converted by the Holder after the Event of Default Notice Date shall reduce the Event of Default Redemption Price required to be paid by the Company to the Holder on the applicable Event of Default Redemption Date. In the event of the Company’s redemption of any portion of this Note under this Section 6(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 6(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Upon the redemption of this Note in full by the Holder and the receipt by the Holder of the total Event of Default Redemption Price therefor, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder’s election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment of the Event of Default Redemption Price hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment of the Event of Default Redemption Price pursuant to this Section 6(b). Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7. Company Optional Redemption; Mandatory Redemption; Holder Optional Redemption.

(a) Company Optional Redemption. Subject to the provisions of this Section 7(a), at any time after the Original Issuance Date and provided no Equity Conditions Failure then exists, the Company shall have the right to redeem all, but not less than all, of the then outstanding principal amount of this Note, plus accrued but unpaid interest thereon, Make-Whole Amount, Late Fees, liquidated damages and other amounts owing in respect thereof through the Company Optional Redemption Date (provided, however, that with the prior written consent of the Holder, which consent may be withheld, delayed or conditioned in the sole discretion of such Holder, the Company shall have the right to redeem any portion (which may be less than all) of the then outstanding principal amount of this Note, plus accrued but unpaid interest thereon, Make-Whole Amount, Late Fees, liquidated damages and other amounts owing in respect thereof through the Company Optional Redemption Date), for a cash redemption price equal to the Company Optional Redemption Amount on the Company Optional Redemption Date (the “Company Optional Redemption”). The Company may exercise its right to require redemption under this Section 7(a) by delivering a written notice thereof by facsimile or electronic mail to all, but not less than all, of the holders of Notes (the “Company Optional Redemption Notice” and the date all of the holders of Notes received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver one or more Company Optional Redemption Notices hereunder and each such Company Optional Redemption Notice shall be irrevocable. Each such Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”), which date shall not be less than five (5) Trading Days nor more than twenty (20) Trading Days following the Company Optional Redemption Notice Date, (y) certify that there has been no Equity Conditions Failure and (z) state the aggregate amount of the Notes which are being redeemed in such Company Optional Redemption from the Holder and all of the other holders of the Notes pursuant to this Section 7(a) and the total Company Optional Redemption Amount to be paid by the Company in cash to the Holder and all of the other holders of the Notes in such Company Optional Redemption pursuant to this Section 7(a). Notwithstanding anything herein to the contrary, (i) if no Equity Conditions Failure has occurred as of the Company Optional Redemption Notice Date but an Equity Conditions Failure occurs at any time prior to the Company Optional Redemption Date, (A) the Company shall provide the Holder a subsequent notice to that effect and (B) unless the Holder waives the Equity Conditions Failure, the Company Optional Redemption shall be cancelled and the applicable Company Optional Redemption Notice shall be null and void and (ii) at any time prior to the date the Company Optional Redemption Amount (together with any Late Charges thereon) is paid in full, but subject to Section 4(d), the Company Optional Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder, at its option and in its sole discretion, into Common Stock pursuant to and in accordance with the conversion procedures set forth in Section 4 hereunder, mutatis mutandis. The portion of the Company Optional Redemption Amount converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount to be paid by the Company to the Holder on the applicable Company Optional Redemption Date. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Company Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. If the Company elects to cause an Company Optional Redemption of this Note pursuant to this Section 7(a), then it must simultaneously take the same action with respect to all of the other Notes.

(b) Company Optional Redemption Procedure. The applicable Company Optional Redemption Amount payable to the Holder pursuant to a Company Optional Redemption shall be paid by the Company to the Holder in full and in cash on the applicable Company Optional Redemption Date. Notwithstanding anything herein contained to the contrary, if any portion of the applicable Company Optional Redemption Amount (together with any Late Charges thereon) remains unpaid after the applicable Company Optional Redemption Date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Company Optional Redemption, ab initio, and, with respect to the Company’s failure to honor the Company Optional Redemption, the Company shall have no further right to exercise such Company Optional Redemption.

(c) Mandatory Redemption. Subject to the provisions of this Section 7(c), if, at any time after the Original Issuance Date, the Company proposes to effect a Qualified Subsequent Financing, then, simultaneously with the closing of such Qualified Subsequent Financing, all of the outstanding principal amount of this Note, plus accrued but unpaid interest thereon, Make-Whole Amount, Late Fees, liquidated damages and other amounts owing in respect thereof through the Mandatory Redemption Date, shall accelerate and become immediately due and payable in cash and shall be redeemed by the Company for a cash redemption price equal to the Mandatory Redemption Amount on the Mandatory Redemption Date (the “Mandatory Redemption”). At least five (5) Trading Days prior to the closing date of a Qualified Subsequent Financing, the Company shall deliver a written notice by facsimile or electronic mail to all, but not less than all, of the holders of Notes (the “Pre-Notice”), which shall state (A) that the Company may effect a Subsequent Financing that would, if consummated, constitute a Qualified Subsequent Financing as defined in the Purchase Agreement and the Notes, (B) the process by which any holder of Notes that wishes to receive any additional information regarding such contemplated transaction may request and receive such information and (C) certify that the information contained in such Pre-Notice does not constitute material non-public information regarding the Company or any of its Subsidiaries or any of the Company’s securities. After 4:00 p.m, Eastern Time, but prior to 5:00 p.m., Eastern Time, on the Trading Day immediately preceding the closing date of a Qualified Subsequent Financing (the “Mandatory Redemption Notice Date”), the Company shall deliver a written notice by facsimile or electronic mail to all, but not less than all, of the holders of Notes (the “Mandatory Redemption Notice”), which shall state (A) that the Company intends to complete a Qualified Subsequent Financing as defined in the Purchase Agreement and the Notes on the Trading Day immediately following the Mandatory Redemption Notice Date, (B) the gross proceeds from such Qualified Subsequent Financing, (C) the amount of Qualified Subsequent Financing Net Proceeds to be received by the Company at the closing of such Qualified Subsequent Financing, (D) that the Company shall effect the Mandatory Redemption of all outstanding Notes pursuant to and in accordance with this Section 7(c) and Section 7(d), (E) the total aggregate Mandatory Redemption Amount to be paid by the Company in cash in the Mandatory Redemption to all holders of Notes, (F) the total Mandatory Redemption Amount to be paid by the Company in cash in the Mandatory Redemption to the Holder of this Note (which information shall not be shared with any other holders of Notes), and (F) the date on which the Mandatory Redemption shall occur, which shall be no later than one (1) Trading Day following the closing date of such Qualified Subsequent Financing (the “Mandatory Redemption Date”). Notwithstanding anything herein to the contrary, at any time prior to the date the Mandatory Redemption Amount (together with any Late Charges thereon) is paid in full, but subject to Section 4(d), the Mandatory Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder, at its option and in its sole discretion, into Common Stock pursuant to and in accordance with the conversion procedures set forth in Section 4 hereunder, mutatis mutandis. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the date of delivery of the Mandatory Redemption Notice through the date all amounts owing thereon are due and paid in full. The portion of the Mandatory Redemption Amount converted by the Holder after the Mandatory Redemption Notice Date shall reduce the Mandatory Redemption Amount to be paid by the Company to the Holder on the Mandatory Redemption Date. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Mandatory Redemption Notice Date through the date all amounts owing thereon are due and paid in full. To the extent redemptions required by this Section 7(c) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.

(d) Mandatory Redemption Procedure. The applicable Mandatory Redemption Amount payable to the Holder pursuant to a Mandatory Redemption shall be paid by the Company to the Holder in full and in cash on the applicable Mandatory Redemption Date. Notwithstanding anything herein contained to the contrary, if any portion of the applicable Mandatory Redemption Amount (together with any Late Charges thereon) remains unpaid after the applicable Mandatory Redemption Date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Mandatory Redemption, ab initio.

(e) Holder Optional Redemption. Subject to the provisions of this Section 7(e), at any time and from time to time on or after December 17, 2018 (the “Holder Optional Redemption Trigger Date”), the Holder may, at its sole option and in its sole discretion, require the Company to redeem all or any portion of the outstanding principal amount of this Note, plus accrued but unpaid interest thereon, Make-Whole Amount, Late Fees, liquidated damages and other amounts owing in respect thereof through the applicable Holder Optional Redemption Date (each as defined below), for a cash redemption price equal to the Holder Optional Redemption Amount on such applicable Holder Optional Redemption Date (each, a “Holder Optional Redemption”). The Holder may exercise its right to require redemption of this Note under this Section 7(e) in whole or in part at any single time or at multiple times from and after the Holder Optional Redemption Trigger Date, at its sole option and in its sole discretion, by delivering (with respect to each such election by the Holder to require redemption by the Company hereunder) a written notice by facsimile or electronic mail to the Company (each, a “Holder Optional Redemption Notice” and the date such Holder Optional Redemption Notice is deemed delivered hereunder, each a “Holder Optional Redemption Notice Date”). Each such Holder Optional Redemption Notice shall state (i) the portion of this Note the Holder is electing to require the Company to redeem in such Holder Optional Redemption and the total Holder Optional Redemption Amount to be paid by the Company to the Holder in cash in such Holder Optional Redemption pursuant to this Section 7(e), (ii) the date on which such Holder Optional Redemption shall occur, which date shall not be less than five (5) Trading Days following the applicable Optional Redemption Notice Date (each, a “Holder Optional Redemption Date”), and (iii) the allocation of such Holder Optional Redemption Amount between this Note and any other Notes held by the Holder. Each portion of this Note subject to redemption pursuant to this Section 7(e) shall be redeemed by the Company at a price equal to the Holder Optional Redemption Amount. To the extent redemptions required by this Section 7(e) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 7(e), but subject to Section 4(d), at any time prior to the date the Holder Optional Redemption Amount (together with any Late Charges thereon) is paid in full, the Holder Optional Redemption Amount submitted for redemption under this Section 7(e) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder, at its option and in its sole discretion, into Common Stock pursuant to and in accordance with the conversion procedures set forth in Section 4 hereunder, mutatis mutandis. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the Holder Optional Redemption Notice Date through the date all amounts owing thereon are due and paid in full. The portion of the Holder Optional Redemption Amount converted by the Holder after the Holder Optional Redemption Notice Date shall reduce the Holder Optional Redemption Amount required to be paid by the Company to the Holder on the applicable Holder Optional Redemption Date.

(f) Holder Optional Redemption Procedure. The applicable Holder Optional Redemption Amount payable to the Holder pursuant to a Holder Optional Redemption shall be paid by the Company to the Holder in full and in cash on the applicable Holder Optional Redemption Date. Notwithstanding anything herein contained to the contrary, if any portion of the applicable Holder Optional Redemption Amount (together with any Late Charges thereon) remains unpaid after the applicable Holder Optional Redemption Date, the Holder may elect, by written notice to the Company given at any time thereafter, to rescind the applicable Holder Optional Redemption, ab initio.

(g) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 6(b) or Section 7(e) (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives an Event of Default Redemption Notice or a Holder Optional Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s applicable Event of Default Redemption Notice or applicable Holder Optional Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s applicable Event of Default Redemption Notice or applicable Holder Optional Redemption Notice and the Company is unable to redeem all principal, interest, Make-Whole Amounts, Late Fees and other amounts designated in such Event of Default Redemption Notice or Holder Optional Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Event of Default Redemption Notice or Holder Optional Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

Section 8. Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder), the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares, Commitment Shares or Exit Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $50,000 for all officers and directors during the term of this Note;

(e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Notes if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

(f) pay cash dividends or distributions on any equity securities of the Company;

(g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(h) enter into any agreement with respect to any of the foregoing.

Section 9. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at 1700 E. 68th Avenue, Denver, Colorado 80229, or such other address, facsimile number, or email address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a), with a copy in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service, addressed to Sichenzia, Ross, Ference & Kesner, Attn: Gregory Sichenzia, 1185 Avenue of the Americas, 37th Floor, New York, New York 10036. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address, facsimile number, or address of the Holder appearing on the books of the Company, or if no such email address, facsimile number, or address appears on the books of the Company, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto prior to 12:00 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 12:00 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(f) Amendments. The prior written consent of the Holder (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder) shall be required for any change or amendment to this Note.

(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(j) Payment of Collection, Enforcement and Other Costs. If (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable and documented out-of-pocket costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees and disbursements.

(k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

NEW AGE BEVERAGES CORPORATION

By: /s/ Brent Willis

Name: Brent Willis

Title: Chief Executive Officer

Facsimile No. for delivery of Notices:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Senior Secured Convertible Promissory Note, due June 20, 2019 of New Age Beverages Corporation, a Washington corporation (the “Company”), into shares of common stock of the Company (the “Common Stock”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion, the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ Yes __ No

If Yes, $_____ of Interest Accrued on Account of Conversion at Issue and Accrued and Unpaid Late Charges.

If Yes, $_____ of Make-Whole Amount on Account of Conversion at Issue

Number of Shares of Common Stock to be Issued:

Signature:

                                                                                Name:

                                                                                Delivery Instructions:

Schedule 1

CONVERSION SCHEDULE

This Senior Secured Convertible Promissory Note, due June 20, 2019, in the original principal amount of $4,750,000 is issued by New Age Beverages Corporation, a Washington corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion(or for first entry,Original Issue Date)	Amount ofConversion	AggregatePrincipalAmountRemainingSubsequent toConversion(or originalPrincipalAmount)	Company Attest

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